UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2010

Ampal-American Israel Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-538 (Commission File Number)	13-0435685 (IRS Employer Identification No.)
555 Madison Avenue New York, NY, USA (Address of principal executive offices)	10022 (Zip Code)
(866) 447-8636 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In connection with the previously announced proposed offering (the “Offering”) in Israel of the Series C debentures of Ampal-American Israel Corporation (the “Company”) pursuant to a prospectus (the “Prospectus”) to be filed with the Israel Securities Authority (the “ISA”) and the Tel Aviv Stock Exchange (the “TASE”) on or about the date hereof, the Company is filing on this Current Report on Form 8-K (this “Form 8-K”) certain disclosures made by the Company to the staff (the “Staff”) of the United States Securities and Exchange Commission (the “SEC”) relating to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “10-K”), the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010 (the “10-Q”) and the Company’s Definitive Proxy Statement for the 2010 Annual Meeting of Shareholders (the “Proxy Statement”).

On July 20 and August 23, 2010, the Company received comment letters (each, a “Comment Letter” and together, the “Comment Letters”) from the Staff concerning the 10-K, the 10-Q and Proxy Statement requesting certain additional information on certain disclosures made in those filings and, in some instances, for example disclosures that the Company would make in future filings with the SEC.  On August 3 and August 30, 2010, the Company sent to the Staff a response letter (the “First Response Letter” and the “Second Response Letter,” respectively, and together, the “Response Letters”) setting forth such requested additional information and example disclosures.  The Staff has not yet responded to the Company’s Second Response Letter.

The Response Letters are being filed with this 8-K solely to permit the disclosures made in the Response Letters to be incorporated by reference into the Prospectus, as required by the ISA under Israeli securities laws.  In the Comment Letters, the Staff has not requested that the Company file this 8-K and has not requested that that the Company amend the 10-K, the 10-Q, the Proxy Statement or any of its other filings with the SEC.  While the Company believes that the information and disclosures it made in the Response Letters adequately address the Staff’s concerns and requests set forth in the Comment Letters, there can be no assurance that Staff will agree with the Company’s analysis and will not request additional information or that such disclosures be revised.

The First Response Letter and Second Response Letter are filed with this 8-K as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

The Company’s Series C debentures will be listed only on the TASE, and the Offering will be made only to certain non-U.S. persons in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Series C debentures have not been and will not be registered under the Securities Act and may not be offered or sold in the United States or to United States persons without registration unless an exemption from such registration is available. This 8-K does not constitute an offer to sell the Series C debentures nor a solicitation for an offer to purchase the Series C debentures. Further, this 8-K shall not constitute any offer, solicitation or sale of any Series C debentures in any jurisdiction in which such offering sold would be unlawful.

There is no assurance that the proposed offering of Series C debentures will be completed. The consummation of this offering and its terms are subject to market conditions, the final approval of the Company’s board of directors, the publishing of a final prospectus approved by the ISA and the approval of the TASE for the listing of the Series C debentures.

2

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits:

EXHIBIT	DESCRIPTION
99.1
Response Letter, dated August 3, 2010, from Irit Eluz, Chief Financial Officer, Senior Vice President – Finance and Treasurer of Ampal-American Israel Corporation, to Daniel L. Gordon, Accounting Branch Chief at the United States Securities and Exchange Commission – Division of Corporation Finance.

99.2
Response Letter, dated August 30, 2010, from Irit Eluz, Chief Financial Officer, Senior Vice President – Finance and Treasurer of Ampal-American Israel Corporation, to Daniel L. Gordon, Accounting Branch Chief at the United States Securities and Exchange Commission – Division of Corporation Finance.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPAL-AMERICAN ISRAEL CORPORATION

Date: August 30, 2010	By:	/s/ Yoram Firon
Name: Yoram Firon
Title: Vice President – Investments and Corporate Affairs

4

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
99.1
Response Letter, dated August 3, 2010, from Irit Eluz, Chief Financial Officer, Senior Vice President – Finance and Treasurer of Ampal-American Israel Corporation, to Daniel L. Gordon, Accounting Branch Chief at the United States Securities and Exchange Commission – Division of Corporation Finance.

99.2
Response Letter, dated August 30, 2010, from Irit Eluz, Chief Financial Officer, Senior Vice President – Finance and Treasurer of Ampal-American Israel Corporation, to Daniel L. Gordon, Accounting Branch Chief at the United States Securities and Exchange Commission – Division of Corporation Finance.